                               SECOND AMENDMENT
                                    TO THE
                               CREDIT AGREEMENT

                        Dated as of February 19, 1999


     This SECOND AMENDMENT dated as of February 19, 1999 (this "Second Amendment") is between CORE, INC., a Massachusetts corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association (the "Bank").

     PRELIMINARY STATEMENTS. The Borrower and the Bank entered into a Credit Agreement dated as of August 31, 1998, which Credit Agreement was amended by a First Amendment to the Credit Agreement dated as of December 31, 1998 (as so amended, the "Credit Agreement"). The initial maximum Commitment under the Credit Agreement was $17,000,000 but has been reduced to $16,000,000 as a result of two scheduled Commitment reductions prior to the date hereof. The Borrower has now requested that the Bank amend the Credit Agreement to restore the maximum Commitment to $17,000,000, subject to a revised schedule of mandatory Commitment reductions. The Bank has agreed to such request upon certain terms and conditions.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Bank agree as follows:

     Section 1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of the effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended so that (a) the amount of the Commitment under the Credit Agreement shall be up to, but not exceeding in aggregate principal amount at any one time outstanding, the amount of $17,000,000 and (b) subsection (a) of Section
2.5 (Mandatory Reduction of Commitment) of the Credit Agreement shall be deleted and replaced with the following:

     (a) On each of the dates indicated below, commencing on March 31, 1999, the Commitment of the Bank shall be reduced automatically in the following amounts:

                             Mandatory
          Date               Commitment          Amount Available
          ----               Reduction           After Reduction
                             ----------          ----------------
     March 31, 1999        $1,000,000             $16,000,000

     May 19, 1999          $1,000,000             $15,000,000


                                         -2-

                             Mandatory
          Date               Commitment          Amount Available
          ----               Reduction           After Reduction
                             ----------          ----------------
     June 30, 1999           $250,000             $14,750,000

     September 30, 1999      $250,000             $14,500,000

     December 31, 1999       $750,000             $13,750,000

     March 31, 2000          $750,000             $13,000,000

     June 30, 2000           $750,000             $12,250,000

     September 30, 2000      $750,000             $11,500,000

     December 31, 2000       $875,000             $10,625,000

     March 31, 2001          $875,000              $9,750,000

     June 30, 2001           $875,000              $8,875,000

     September 30, 2001      $875,000              $8,000,000

     December 31, 2001     $1,000,000              $7,000,000

     March 31, 2002        $1,000,000              $6,000,000

     June 30, 2002         $1,000,000              $5,000,000

     September 30, 2002    $1,000,000              $4,000,000

     December 31, 2002     $1,000,000              $3,000,000

     March 31, 2003        $1,000,000              $2,000,000

     June 30, 2003         $1,000,000              $1,000,000

     August 31, 2003       $1,000,000                      $0

     Section 2. CONDITIONS OF EFFECTIVENESS. This Second Amendment shall become effective when, and only when, the Bank shall have received a counterpart of this Second Amendment executed by the Borrower and an amendment fee of $10,000.

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                                         -3-

     Section 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents as follows:

          (a) The execution, delivery and performance by the Borrower of this Second Amendment has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of its shareholders; (b) violate any provisions of its certificate of incorporation or by-laws; (c) violate any provision of or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (d) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

          (b) The representations and warranties contained in Article 4 of the Credit Agreement, as amended by this Second Amendment, are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

          (c) No Event of Default or Default has occurred and is continuing or would result from the signing of this Second Amendment or the transactions contemplated hereby.

          (d) There has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, if any, since the date of the last financial statements furnished to the Bank.

          (e) No actions, suits or proceedings or investigations are pending or, as far as the Borrower can reasonably foresee, threatened against or affecting the Borrower or any Subsidiary, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate have a Materially Adverse Effect.

          (f) No information, exhibit or report furnished in writing by or on behalf of the Borrower or any officer or director of the Borrower to the Bank in connection with the negotiation of, or pursuant to the terms of this Second Amendment, contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

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                                         -4-

     Section 4.     REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

          (a) Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of the like import shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     Section 5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Second Amendment including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto.

     Section 6. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 7. GOVERNING LAW. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

     Section 8. DEFINED TERMS. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Credit Agreement.


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                                         S-1

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              CORE, INC.


                              By  /s/ William E. Nixon
                                  ----------------------------
                              Name: WILLIAM E. NIXON
                              Title: EVP & CFO


                              FLEET NATIONAL BANK


                              By  /s/ Jeffrey A. Simpson
                                  ----------------------------
                              Name:  JEFFREY A. SIMPSON
                              TITLE:  VICE PRESIDENT